Exhibit 99.1

LIONSGATE REPORTS STRONG FINANCIAL RESULTS FOR FISCAL 2015

Adjusted Net Income Increases to $257.5 Million or $1.85 Adjusted Basic Net Income per Share; Net Income Grows to $181.8 Million or $1.31 Basic Net Income per Share

Adjusted EBITDA Increases to $384.9 Million on Revenue of $2.40 Billion

Television Production Revenue Grows to Record $579.5 Million

Free Cash Flow Increases to $261.6 Million

SANTA MONICA, CA, and VANCOUVER, BC, May 21, 2015 - Lionsgate (NYSE: LGF), a premier next generation global content leader, today reported revenue of $2.40 billion, adjusted EBITDA of $384.9 million, adjusted net income of $257.5 million or $1.85 adjusted basic net income per share and net income of $181.8 million or $1.31 basic net income per share for fiscal 2015 (fiscal year ended March 31, 2015).

Free cash flow in fiscal 2015 was $261.6 million, marking the third straight year in which the Company delivered over $250 million in free cash flow.

Strong domestic and international television performance, a film slate including The Hunger Games: Mockingjay -- Part 1, Insurgent and John Wick, increased earnings from the Company’s investment in the EPIX channel, reduced interest expense and lower theatrical marketing costs all drove the Company’s profitability in the fiscal year.

“We’re pleased to report very strong financial results in fiscal 2015, bolstered by a stellar performance from our television business, complemented by a great year on the strategic front as well,” said Lionsgate Chief Executive Officer Jon Feltheimer.  “With the launch of new strategic initiatives ranging from location-based entertainment and OTT platforms to video games and virtual reality, exciting new partnerships in China, a robust portfolio of current and future film franchises and the strongest balance sheet in the Company’s history, we’re very well positioned to capitalize on opportunities throughout our global environment.”

Adjusted EBITDA of $384.9 million in the fiscal year compared to adjusted EBITDA of $370.8 million in the prior year.

Adjusted net income of $257.5 million or $1.85 adjusted basic net income per share in the fiscal year increased 18% from adjusted net income of $217.9 million or $1.58 adjusted basic net income per share in the prior year.

Net income of $181.8 million or $1.31 basic net income per share on 139.0 million weighted average number of common shares outstanding increased 20% from $152.0 million or $1.11 basic net income per share on 137.5 million weighted average number of common shares outstanding in the prior year.

Free cash flow of $261.6 million in the fiscal year increased from $258.3 million in the prior year.

Revenue of $2.40 billion in the fiscal year declined 9% from $2.63 billion in the prior year due primarily to smaller theatrical and home entertainment slates of wide theatrical releases which offset gains in television production revenue. Lionsgate had 10 wide release theatrical films in the fiscal year compared to 13 wide release theatrical films in the prior year. The Company anticipates 14 wide release theatrical films in fiscal 2016.

The Company will pay its quarterly dividend of $0.07 per common share tomorrow, May 22, to shareholders of record as of March 31, 2015.

Lionsgate’s filmed entertainment backlog, or already contracted future revenue not yet recorded, was $1.1 billion at March 31, 2015.

Overall Motion Picture segment revenue in the fiscal year was $1.82 billion, a decline of 17% compared to the prior year.  Within the Motion Picture segment, theatrical revenue in the fiscal year was $354.0 million compared to $524.7 million in the prior year due to the smaller slate of wide release films noted above.

Lionsgate’s home entertainment revenue in the fiscal year was $707.5 million compared to $863.9 million in the prior year as the smaller slate of wide theatrical releases offset home entertainment gains from television production.

Television revenue included in the Motion Picture segment in the fiscal year was $270.2 million, an increase of 20% compared to $225.3 million in the prior year as a strong slate of theatrical wide releases reaching their pay television windows included The Hunger Games: Catching Fire, Divergent, Red 2 and Ender’s Game and compared favorably to the prior year slate.

International Motion Picture segment revenue in the fiscal year was $495.0 million compared to $543.4 million in the prior year. Within international revenue, Lionsgate UK revenue increased 8% to $158.5 million on a diversified mix of Lionsgate, third-party and in-house produced Lionsgate U.K. releases.

Revenue for the Television Production segment rose to a record $579.5 million in the fiscal year, an increase of 30% from $447.4 million in the prior year reflecting strong gains in all categories
-- domestic television licensing and syndication, international television revenue and home entertainment revenue from television production.

A record 238 episodes and 168 hours of domestic television series were delivered in the fiscal year, including episodes of Anger Management, Orange is the New Black, Nashville, Mad Men, Manhattan, The Royals and Nurse Jackie. The fiscal year also benefitted from significant domestic television revenue from the talk and game shows The Wendy Williams Show and Family Feud.

Record international television revenue included licensing of Anger Management, Orange is the New Black, Nashville and Mad Men.

In the quarter ended March 31, 2015, the Company reported revenue of $646.1 million compared to $721.9 million in the prior year quarter, and adjusted EBITDA of $90.4 million compared to $92.0 million in the prior year quarter. Adjusted basic net income of $57.8 million or $0.41 adjusted basic net income per share in the quarter compared to $63.5 million or $0.46 adjusted basic net income per share in the prior year quarter, and net income of $19.6 million or $0.14 basic net income per share in the quarter compared to $49.2 million or $0.35 basic net income per share in the prior year quarter.

Free cash flow in the quarter of $157.2 million increased 161% from the $60.3 million in free cash flow in the prior year quarter.

During the quarter, the Company continued to strengthen its balance sheet by locking in favorable long-term fixed interest rates for its term loan, reducing borrowing to zero under its $800 million revolving credit facility and more than doubling free cash flow from the prior-year quarter.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2015 financial results at 9:00 A.M. ET/6:00 A.M. PT tomorrow, Friday, May 22.  Interested parties may participate live in the conference call by calling 1-800-230-1092 (612-234-9960 outside the U.S. and Canada).  A full digital replay will be available from Friday morning, May 22, through Friday, May 29, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 359323.

ABOUT LIONSGATE

Lionsgate is a premier next generation global content leader with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, digital distribution, new channel platforms, video games and international distribution and sales. Lionsgate currently has more than 30 television shows on over 20 different networks spanning its primetime production, distribution and syndication businesses, including such critically-acclaimed hits as the multiple Emmy Award-winning Mad Men and Nurse Jackie, the broadcast network series Nashville, the syndication success The Wendy Williams Show, the critically-acclaimed hit series Orange is the New Black and the breakout series The Royals.

Its feature film business has been fueled by such recent successes as the blockbuster first three installments of The Hunger Games franchise, the first two installments of the Divergent franchise, Age of Adaline, CBS/Lionsgate’s The DUFF, John Wick, Now You See Me, Roadside Attractions' A Most Wanted Man, Lionsgate/Codeblack Films’ Addicted and Pantelion Films' Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates. Lionsgate handles a prestigious and prolific library of approximately 16,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world. www.lionsgate.com
***
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2015, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2015	March 31, 2014
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$102,697	$25,692
Restricted cash	2,508	8,925
Accounts receivable, net of reserves for returns and allowances of $64,362 (March 31, 2014 - $106,680) and provision for doubtful accounts of $4,120 (March 31, 2014 - $4,876)	891,880	885,571
Investment in films and television programs, net	1,381,829	1,274,573
Property and equipment, net	26,651	14,552
Investments	438,298	181,941
Goodwill	323,328	323,328
Other assets	74,784	71,067
Deferred tax assets	50,114	65,983
Total assets	$3,292,089	$2,851,632
LIABILITIES
Senior revolving credit facility	$—	$97,619
5.25% Senior Notes	225,000	225,000
Term Loans	375,000	222,753
Accounts payable and accrued liabilities	332,473	332,457
Participations and residuals	471,661	469,390
Film obligations and production loans	656,755	499,787
Convertible senior subordinated notes	114,126	131,788
Deferred revenue	274,787	288,300
Total liabilities	2,449,802	2,267,094
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 145,532,978 shares issued (March 31, 2014 - 141,007,461 shares)	830,786	743,788
Retained earnings (accumulated deficit)	13,720	(157,875)
Accumulated other comprehensive loss	(2,219)	(1,375)
Total shareholders’ equity	842,287	584,538
Total liabilities and shareholders’ equity	$3,292,089	$2,851,632

LIONS GATE ENTERTAINMENT CORP.
ANNUAL CONSOLIDATED STATEMENTS OF INCOME

	Year Ended March 31,
	2015	2014	2013
	(Amounts in thousands, except per share amounts)
Revenues	$2,399,640	$2,630,254	$2,708,141
Expenses:
Direct operating	1,315,775	1,369,381	1,390,569
Distribution and marketing	591,491	739,461	817,862
General and administration	263,507	254,925	218,341
Depreciation and amortization	6,586	6,539	8,290
Total expenses	2,177,359	2,370,306	2,435,062
Operating income	222,281	259,948	273,079
Other expenses (income):
Interest expense
Cash interest	39,657	48,960	75,322
Amortization of debt discount and deferred financing costs	12,819	17,210	18,258
Total interest expense	52,476	66,170	93,580
Interest and other income	(2,790)	(6,030)	(4,036)
Loss on extinguishment of debt	11,664	39,572	24,089
Total other expenses, net	61,350	99,712	113,633
Income before equity interests and income taxes	160,931	160,236	159,446
Equity interests income (loss)	52,477	24,724	(3,075)
Income before income taxes	213,408	184,960	156,371
Income tax provision (benefit)	31,627	32,923	(75,756)
Net income	$181,781	$152,037	$232,127

Basic net income per common share	$1.31	$1.11	$1.73
Diluted net income per common share	$1.23	$1.04	$1.61
Weighted average number of common shares outstanding:
Basic	139,048	137,468	134,514
Diluted	151,778	154,415	149,370

Dividends declared per common share	$0.26	$0.10	$—

LIONS GATE ENTERTAINMENT CORP.
FOURTH QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2015	2014
	(Amounts in thousands, except per share amounts)
Revenues	$646,082	$721,858
Expenses:
Direct operating	369,935	403,625
Distribution and marketing	169,854	188,964
General and administration	76,532	68,805
Depreciation and amortization	1,901	1,773
Total expenses	618,222	663,167
Operating income	27,860	58,691
Other expenses (income):
Interest expense
Cash interest	10,111	9,278
Amortization of debt discount and deferred financing costs	2,771	4,332
Total interest expense	12,882	13,610
Interest and other income	(602)	(1,280)
Loss on extinguishment of debt	10,388	2,919
Total other expenses, net	22,668	15,249
Income before equity interests and income taxes	5,192	43,442
Equity interests income	15,124	11,566
Income before income taxes	20,316	55,008
Income tax provision	762	5,856
Net income	$19,554	$49,152

Basic net income per common share	$0.14	$0.35
Diluted net income per common share	$0.14	$0.33
Weighted average number of common shares outstanding:
Basic	140,364	138,599
Diluted	145,649	155,081

Dividends declared per common share	$0.07	$0.05

LIONS GATE ENTERTAINMENT CORP.
ANNUAL CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2015	2014	2013
Operating Activities:	(Amounts in thousands)
Net income	$181,781	$152,037	$232,127
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,586	6,539	8,290
Amortization of films and television programs	899,951	921,289	966,027
Amortization of debt discount and deferred financing costs	12,819	17,210	18,258
Non-cash share-based compensation	79,938	60,492	35,838
Distribution from equity method investee	7,788	16,079	—
Loss on extinguishment of debt	11,664	39,572	24,089
Equity interests (income) loss	(52,477)	(24,724)	3,075
Deferred income taxes (benefit)	13,934	15,913	(87,899)
Changes in operating assets and liabilities:
Restricted cash	6,417	1,775	1,241
Accounts receivable, net	(13,968)	(93,503)	(4,948)
Investment in films and television programs	(1,012,294)	(948,082)	(890,276)
Other assets	(5,331)	(3,768)	(2,682)
Accounts payable and accrued liabilities	(5,086)	17,628	(50,154)
Participations and residuals	2,704	59,207	(6,875)
Film obligations	(24,977)	(19,187)	1,920
Deferred revenue	(12,940)	34,035	28,088
Net Cash Flows Provided By Operating Activities	96,509	252,512	276,119
Investing Activities:
Proceeds from the sale of equity method investees	14,575	9,000	—
Investment in equity method investees	(22,730)	(17,250)	(1,530)
Distributions from equity method investee in excess of earnings	—	4,169	—
Purchases of other investments	(30,000)	—	(2,022)
Proceeds from the sale of other investments	—	—	6,354
Repayment of loans receivable	—	4,275	4,274
Purchases of property and equipment	(17,013)	(8,799)	(2,581)
Net Cash Flows Provided By (Used In) Investing Activities	(55,168)	(8,605)	4,495
Financing Activities:
Senior revolving credit facility - borrowings, net of deferred financing costs of $15,804 for the year ended March 31, 2013	778,500	872,220	1,144,620
Senior revolving credit facility - repayments	(876,119)	(1,113,075)	(921,700)
Term Loans and 5.25% Senior Notes - borrowings, net of deferred financing costs of $4,315 and $6,860 for the years ended March 31, 2015 and 2014, respectively	370,685	440,640	—
Term Loans - repayments	(229,500)	—	(484,664)
10.25% Senior Notes - repurchases and redemptions in the year ended March 31, 2014 and consent fee in the year ended March 31, 2013	—	(470,584)	(3,270)
Convertible senior subordinated notes - borrowings	—	60,000	—
Convertible senior subordinated notes - repurchases	(16)	—	(7,639)
Production loans - borrowings	631,709	532,416	378,510
Production loans - repayments	(449,648)	(517,874)	(371,069)
Pennsylvania Regional Center credit facility - repayments	—	(65,000)	(500)
Repurchase of common shares	(144,840)	—	—
Dividends paid	(33,353)	(6,900)	—
Exercise of stock options	6,839	11,972	2,897
Tax withholding required on equity awards	(20,062)	(23,077)	(15,995)
Other financing obligations - repayments	—	—	(3,710)
Net Cash Flows Provided By (Used In) Financing Activities	34,195	(279,262)	(282,520)
Net Change In Cash And Cash Equivalents	75,536	(35,355)	(1,906)
Foreign Exchange Effects on Cash	1,469	(1,316)	(29)
Cash and Cash Equivalents - Beginning Of Period	25,692	62,363	64,298
Cash and Cash Equivalents - End Of Period	$102,697	$25,692	$62,363

LIONS GATE ENTERTAINMENT CORP.
FOURTH QUARTER CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2015	2014
Operating Activities:	(Amounts in thousands)
Net income	$19,554	$49,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,901	1,773
Amortization of films and television programs	260,479	284,471
Amortization of debt discount and deferred financing costs	2,771	4,332
Non-cash share-based compensation	31,247	19,448
Distribution from equity method investee	—	6,230
Loss on extinguishment of debt	10,388	2,919
Equity interests income	(15,124)	(11,566)
Deferred income taxes	2,691	2,641
Changes in operating assets and liabilities:
Restricted cash	5,000	31,529
Accounts receivable, net	80,835	(47,127)
Investment in films and television programs	(196,825)	(255,139)
Other assets	(3,915)	(2,072)
Accounts payable and accrued liabilities	47,614	13,423
Participations and residuals	8,774	20,971
Film obligations	8,976	(30,395)
Deferred revenue	(4,816)	16,088
Net Cash Flows Provided By Operating Activities	259,550	106,678
Investing Activities:
Investment in equity method investees	(7,980)	—
Purchases of other investments	(28,000)	—
Purchases of property and equipment	(5,720)	(2,683)
Net Cash Flows Used In Investing Activities	(41,700)	(2,683)
Financing Activities:
Senior revolving credit facility - borrowings	97,000	90,001
Senior revolving credit facility - repayments	(257,500)	(186,501)
Term Loans and 5.25% Senior Notes - borrowings, net of deferred financing costs of $4,315	370,685	—
Term Loans - repayments	(229,500)	—
Production loans - borrowings	97,928	172,834
Production loans - repayments	(187,780)	(216,489)
Repurchase of common shares	(14,981)	—
Dividends paid	(9,817)	(6,900)
Excess tax benefits on equity-based compensation awards	(6,767)	—
Exercise of stock options	2,435	1,103
Tax withholding required on equity awards	(5,123)	(8,701)
Net Cash Flows Used In Financing Activities	(143,420)	(154,653)
Net Change In Cash And Cash Equivalents	74,430	(50,658)
Foreign Exchange Effects on Cash	(619)	948
Cash and Cash Equivalents - Beginning Of Period	28,886	75,402
Cash and Cash Equivalents - End Of Period	$102,697	$25,692

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF ANNUAL NET INCOME TO EBITDA AND ADJUSTED EBITDA

	Year Ended March 31,
	2015(1)	2014	2013
	(Amounts in thousands)
Net income	$181,781	$152,037	$232,127
Depreciation and amortization	6,586	6,539	8,290
Cash interest	39,657	48,960	75,322
Noncash interest expense	12,819	17,210	18,258
Interest and other income	(2,790)	(6,030)	(4,036)
Income tax provision (benefit)	31,627	32,923	(75,756)
EBITDA	$269,680	$251,639	$254,205

Stock-based compensation(2)	80,310	72,119	47,665
Restructuring and other items(3)	10,725	7,500	2,575
Loss on extinguishment of debt	11,664	39,572	24,089
Backstopped prints and advertising expense	12,509	—	1,155
Adjusted EBITDA(1)	$384,888	$370,830	$329,689

________________________________

(1)
The definition of Adjusted EBITDA now includes the gains or losses from the sale of equity method investments. Accordingly, Adjusted EBITDA for the fiscal year ended March 31, 2015 has been revised to include the $11.4 million gain on the sale of the Company’s interest in FEARnet which occurred in the first quarter ended June 30, 2014. This change is consistent with the Company's increasing investment activity and practice of including equity interest income and losses from equity method investments in Adjusted EBITDA. Prior to the sale of FEARnet, the Company recognized cumulative equity interest losses before income taxes of approximately $11.7 million from its interest in FEARnet.

(2)	The years ended March 31, 2015, 2014 and 2013 include cash settled SARs expense of $1.9 million, $10.9 million, and $12.0 million, respectively.

(3)
Restructuring and other items includes certain unusual items, such as severance and restructuring charges, certain transaction related costs, and the settlement of an administrative order, when applicable. Amounts in the year ended March 31, 2015 primarily represent severance costs associated with the integration of the marketing operations of the Company's Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom amounting to an aggregate of $9.1 million. Approximately $1.2 million of these costs are non-cash charges resulting from the acceleration of vesting of stock awards. In addition, the remaining amount for the year ended March 31, 2015 includes transaction costs related to the registration and offering of common shares by a shareholder, for which the Company received no proceeds, pursuant to a preexisting registration rights agreement dated October 22, 2009, and costs related to the previously disclosed Starz Exchange transaction. Amounts in the year ended March 31, 2014 represent the settlement of an administrative order. Amounts in the year ended March 31, 2013 represent severance and transaction costs related to the acquisition of Summit Entertainment.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FOURTH QUARTER NET INCOME TO
EBITDA AND ADJUSTED EBITDA

	Three Months Ended
	March 31,
	2015	2014
	(Amounts in thousands)
Net income	$19,554	$49,152
Depreciation and amortization	1,901	1,773
Cash interest	10,111	9,278
Noncash interest expense	2,771	4,332
Interest and other income	(602)	(1,280)
Income tax provision	762	5,856
EBITDA	$34,497	$69,111

Stock-based compensation(1)	31,435	19,920
Restructuring and other items(2)	3,717	—
Loss on extinguishment of debt	10,388	2,919
Backstopped prints and advertising expense	10,409	—
Adjusted EBITDA	$90,446	$91,950

________________________________

(1)	The three months ended March 31, 2015 and 2014 include cash settled SARs expense of $0.3 million and $0.5 million, respectively.

(2)
Restructuring and other items includes certain unusual items, such as severance and restructuring charges, certain transaction related costs, and the settlement of an administrative order, when applicable. Amounts in the three months ended March 31, 2015 primarily represent costs related to the move of our international sales and distribution organization to the United Kingdom amounting to an aggregate of $2.0 million. In addition, the three months ended March 31, 2015 includes transaction costs related to the registration and offering of common shares by a shareholder, for which the Company received no proceeds, pursuant to a preexisting registration rights agreement dated October 22, 2009, and costs related to the previously disclosed Starz Exchange transaction.

EBITDA is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization. EBITDA is a non-GAAP financial measure.

Adjusted EBITDA represents EBITDA as defined above adjusted for stock-based compensation, restructuring and other items, loss on extinguishment of debt, and backstopped prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash and equity settled stock appreciation rights ("SARs"). Restructuring and other items includes certain unusual items, such as severance and restructuring charges, certain transaction related costs, and the settlement of an administrative order (in fiscal 2014), when applicable. Backstopped prints and advertising expense ("P&A") represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred net of the impact of expensing the P&A cost over the revenue streams similar to a participation expense (i.e. the P&A under these arrangements are being expensed similar to a participation cost for purposes of the adjusted measure). Adjusted EBITDA is a non-GAAP financial measure.

We believe EBITDA and Adjusted EBITDA to be meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations. EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While we consider EBITDA and Adjusted EBITDA to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP. EBITDA and Adjusted EBITDA do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or Adjusted EBITDA in the same manner and the measures, as presented, may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF ANNUAL FREE CASH FLOW
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

	Year Ended March 31,
	2015	2014	2013
	(Amounts in thousands)
Net Cash Flows Provided By Operating Activities	$96,509	$252,512	$276,119
Purchases of property and equipment	(17,013)	(8,799)	(2,581)
Net borrowings under and (repayment) of production loans	182,061	14,542	6,941
Free Cash Flow, as defined	$261,557	$258,255	$280,479

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FOURTH QUARTER FREE CASH FLOW
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

	Three Months Ended
	March 31,
	2015	2014
	(Amounts in thousands)
Net Cash Flows Provided By Operating Activities	$259,550	$106,678
Purchases of property and equipment	(5,720)	(2,683)
Net borrowings under and (repayment) of production loans	(89,852)	(43,655)
Excess tax benefits on equity-based compensation awards	(6,767)	—
Free Cash Flow, as defined	$157,211	$60,340

Free cash flow is defined as net cash flows provided by operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans, plus or minus excess tax benefits on equity-based compensation awards. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

We believe this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films and television programs) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF ANNUAL EBITDA TO FREE CASH FLOW

	Year Ended March 31,
	2015	2014	2013
	(Amounts in thousands)
EBITDA	$269,680	$251,639	$254,205

Plus: Amortization of film and television programs	899,951	921,289	966,027
Less: Cash paid for film and television programs(1)	(855,210)	(952,727)	(881,415)
Amortization of (cash paid for) film and television programs in excess of cash paid (amortization)	44,741	(31,438)	84,612

Plus: Non-cash stock-based compensation	79,938	60,492	35,838
Plus: Distributions from equity method investee	7,788	16,079	—
Less: Equity interests (income) loss	(52,477)	(24,724)	3,075
Plus: Loss on extinguishment of debt	11,664	39,572	24,089

EBITDA adjusted for items above	361,334	311,620	401,819

Changes in other operating assets and liabilities:
Restricted cash	6,417	1,775	1,241
Accounts receivable, net	(13,968)	(93,503)	(4,948)
Other assets	(5,331)	(3,768)	(2,682)
Accounts payable and accrued liabilities	(5,086)	17,628	(50,154)
Participations and residuals	2,704	59,207	(6,875)
Deferred revenue	(12,940)	34,035	28,088
	(28,204)	15,374	(35,330)

Purchases of property and equipment	(17,013)	(8,799)	(2,581)
Interest, taxes and other(2)	(54,560)	(59,940)	(83,429)

Free Cash Flow, as defined	$261,557	$258,255	$280,479
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	$(1,012,294)	$(948,082)	$(890,276)
Change in film obligations	(24,977)	(19,187)	1,920
Production loans - borrowings	631,709	532,416	378,510
Production loans - repayments	(449,648)	(517,874)	(371,569)
Total cash paid for film and television programs	$(855,210)	$(952,727)	$(881,415)
_________________________
(2) Interest, taxes and other consists of the following:
Cash interest	$(39,657)	$(48,960)	$(75,322)
Interest and other income	2,790	6,030	4,036
Current income tax provision	(17,693)	(17,010)	(12,143)
Total interest, taxes and other	$(54,560)	$(59,940)	$(83,429)

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FOURTH QUARTER EBITDA TO FREE CASH FLOW

	Three Months Ended
	March 31,
	2015	2014
	(Amounts in thousands)
EBITDA	$34,497	$69,111

Plus: Amortization of film and television programs	260,479	284,471
Less: Cash paid for film and television programs(1)	(277,701)	(329,189)
Cash paid for film and television programs in excess of amortization	(17,222)	(44,718)

Plus: Non-cash stock-based compensation	31,247	19,448
Plus: Distributions from equity method investee	—	6,230
Less: Equity interests income	(15,124)	(11,566)
Plus: Loss on extinguishment of debt	10,388	2,919
EBITDA adjusted for items above	43,786	41,424

Changes in other operating assets and liabilities:
Restricted cash	5,000	31,529
Accounts receivable, net	80,835	(47,127)
Other assets	(3,915)	(2,072)
Accounts payable and accrued liabilities	47,614	13,423
Participations and residuals	8,774	20,971
Deferred revenue	(4,816)	16,088
	133,492	32,812

Purchases of property and equipment	(5,720)	(2,683)
Interest, taxes and other(2)	(14,347)	(11,213)

Free Cash Flow, as defined	$157,211	$60,340
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	$(196,825)	$(255,139)
Change in film obligations	8,976	(30,395)
Production loans - borrowings	97,928	172,834
Production loans - repayments	(187,780)	(216,489)
Total cash paid for film and television programs	$(277,701)	$(329,189)
_________________________
(2) Interest, taxes and other consists of the following:
Cash interest	$(10,111)	$(9,278)
Interest and other income	602	1,280
Current income tax benefit (provision)	1,929	(3,215)
Excess tax benefits on equity-based compensation awards	(6,767)	—
Total interest, taxes and other	$(14,347)	$(11,213)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF ANNUAL INCOME BEFORE INCOME TAXES, NET
INCOME, BASIC AND DILUTED EPS TO ADJUSTED INCOME BEFORE
INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED BASIC AND DILUTED EPS

	Year Ended March 31, 2015*
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$213,408	$181,781	$1.31	$1.23
Stock-based compensation(1)	80,310	51,398	0.37	0.34
Restructuring and other items(2)	10,725	7,437	0.05	0.05
Loss on extinguishment of debt(3)	11,664	8,889	0.06	0.06
Backstopped prints and advertising expense(4)	12,509	8,006	0.06	0.05
As adjusted for stock-based compensation, restructuring and other items, loss on extinguishment of debt, and backstopped prints and advertising expense *	$328,616	$257,511	$1.85	$1.73
_________________________

* The definition of adjusted income before income taxes, adjusted net income and adjusted earnings per share now includes the gains or losses from the sale of equity method investments. Accordingly, adjusted income before income taxes, and adjusted net income has been revised to now include the gain on the April 2014 sale of the Company's interest in FEARnet of $11.4 million ($7.2 million after income taxes) and representing adjusted basic and diluted earnings per share of $0.05 for the year ended March 31, 2015. This change is consistent with the Company's increasing investment activity and practice of including equity interest income and losses from equity method investments in adjusted income before income taxes, adjusted net income and adjusted earnings per share. Prior to the sale of FEARnet, the Company recognized cumulative equity interest losses before income taxes of approximately $11.7 million from the Company's interest in FEARnet.

	Year Ended March 31, 2014
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$184,960	$152,037	$1.11	$1.04
Stock-based compensation(1)	72,119	45,435	0.33	0.29
Restructuring and other items(2)	7,500	7,500	0.05	0.05
Loss on extinguishment of debt(3)	39,572	24,930	0.18	0.16
Tax valuation allowance(5)	—	(12,030)	(0.09)	(0.08)
As adjusted for stock-based compensation, restructuring and other items, loss on extinguishment of debt and valuation allowance	$304,151	$217,872	$1.58	$1.47

	Year Ended March 31, 2013
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$156,371	$232,127	$1.73	$1.61
Stock-based compensation(1)	47,665	30,186	0.22	0.20
Loss on extinguishment of debt(3)	24,089	15,255	0.11	0.10
Tax valuation allowance(5)	—	(141,087)	(1.05)	(0.94)
As adjusted for stock-based compensation, loss on extinguishment of debt and valuation allowance	$228,125	$136,481	$1.01	$0.96
_________________________
* Basic and Diluted EPS amounts may not add precisely due to rounding

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FOURTH QUARTER INCOME BEFORE INCOME TAXES, NET
INCOME, BASIC AND DILUTED EPS TO ADJUSTED INCOME BEFORE
INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended March 31, 2015
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$20,316	$19,554	$0.14	$0.14
Stock-based compensation(1)	31,435	20,441	0.15	0.14
Restructuring and other items(2)	3,717	2,998	0.02	0.02
Loss on extinguishment of debt(3)	10,388	8,081	0.06	0.05
Backstopped prints and advertising expense(4)	10,409	6,676	0.05	0.04
As adjusted for stock-based compensation, restructuring and other items, loss on extinguishment of debt and backstopped prints and advertising expense	$76,265	$57,750	$0.41	$0.39

	Three Months Ended March 31, 2014
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$55,008	$49,152	$0.35	$0.33
Stock-based compensation(1)	19,920	12,550	0.09	0.08
Loss on extinguishment of debt(3)	2,919	1,839	0.01	0.01
As adjusted for stock-based compensation and loss on extinguishment of debt	$77,847	$63,541	$0.46	$0.42
_________________________
* Basic and Diluted EPS amounts may not add precisely due to rounding

Adjusted income before income taxes, adjusted net income and adjusted basic and diluted EPS are adjusted for the following items (The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment):
(1) Stock-based compensation: Adjustments for stock-based compensation represents compensation expenses associated with stock options, restricted share units, cash and equity settled SARs.
(2) Restructuring and other items: Adjustments for certain unusual items, such as severance and restructuring charges, certain transaction related costs, and the settlement of an administrative order, when applicable. Amounts in the year ended March 31, 2015 primarily represent severance costs associated with the integration of the marketing operations of the Company's Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom. A portion of these costs are non-cash charges resulting from the acceleration of vesting of stock awards. In addition, the remaining amount for the year ended March 31, 2015 includes transaction costs related to the registration and offering of common shares by a shareholder, for which the Company received no proceeds, pursuant to a preexisting registration rights agreement dated October 22, 2009, and costs related to the previously disclosed Starz Exchange transaction. Amounts in the year ended March 31, 2014 represent the settlement of an administrative order. Amounts in the year ended March 31, 2013 represent severance and transaction costs related to the acquisition of Summit Entertainment.
(3) Loss on extinguishment of debt: This adjusts income before income taxes and net income to eliminate the loss on extinguishment of debt.
(4) Backstopped prints and advertising expense: This adjusts income before income taxes and net income to eliminate the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the company). The amount represents the P&A expense incurred net of the impact of expensing the P&A cost over the revenue streams similar to a participation expense (i.e. the P&A under these arrangements are being expensed similar to a participation cost for purposes of the adjusted measure).
(5) Tax valuation allowance: This adjusts net income to eliminate the discrete tax benefit recognized for financial reporting purposes upon the reduction of the Company's valuation allowance on its net deferred tax assets in our various tax jurisdictions. A substantial portion of the Company’s valuation allowance was reversed in the year ended March 31, 2013 due to the expectation of the realization of the related net deferred tax assets in future tax returns. A further reduction in the valuation allowance related to the Company’s Canadian net deferred tax assets was reversed in the year ended March 31, 2014.
We believe that these non-GAAP measures provide useful information to investors regarding the Company's results as compared to historical periods. The Company uses these measures, among other measures, to evaluate the operating performance of the Company. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company's actual operating performance and allow investors to review our operating performance in the same way as our management. Since these measures are not calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for income before income taxes, net income, basic and diluted EPS. Not all companies calculate adjusted income before income taxes, adjusted net income, and adjusted basic and diluted EPS in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.